Exhibit 4.22

SECOND SUPPLEMENTAL INDENTURE

April 21, 2017

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of the date hereof, among each of the parties that are signatories hereto under the heading New Guarantors (collectively, the “New Guarantors”), a subsidiary of ALBERTSONS COMPANIES, LLC, a Delaware limited liability company (the “Company”), the Company, the Co-Issuers (as defined in the Indenture referred to herein) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS the Company, the Co-Issuers and the existing Guarantors have executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of August 9, 2016, providing for the issuance of 5.750% Senior Notes due 2025 (the “Securities”), initially in the aggregate principal amount of $1,250,000,000;

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guarantor shall unconditionally guarantee all the Issuers’ obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the New Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.    Agreement to Guarantee. Each New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to unconditionally guarantee the Issuers’ obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

4.    Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.02 of the Indenture.

5.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.    Trustee Makes No Representation. The Trustee makes no representation as to the recitals or the validity or sufficiency of this Supplemental Indenture.

7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed signature page to this Supplemental Indenture by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

8.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ALBERTSON’S COMPANIES, LLC

By:	/s/ Wayne Denningham
	Name:	Wayne Denningham
	Title:	President & Chief Operating Officer

NEW ALBERTSON’S, INC.

By:	/s/ Wayne Denningham
	Name:	Wayne Denningham
	Title:	President & Chief Operating Officer

SAFEWAY INC.

By:	/s/ Wayne Denningham
	Name:	Wayne Denningham
	Title:	President & Chief Operating Officer

ALBERTSON’S LLC

By:	/s/ Wayne Denningham
	Name:	Wayne Denningham
	Title:	President & Chief Operating Officer

[Second Supplemental Indenture (2025 Notes)]

NEW GUARANTORS

ALBERTSONS COMPANIES SPECIALTY CARE, LLC

By:	/s/ Wayne Denningham
	Name:	Wayne Denningham
	Title:	President & Chief Operating Officer

MEDCART SPECIALTY CARE, LLC

By:	/s/ Wayne Denningham
	Name:	Wayne Denningham
	Title:	President & Chief Operating Officer

[Second Supplemental Indenture (2025 Notes)]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

[Second Supplemental Indenture (2025 Notes)]